                                                              EXHIBIT (h)(7)(d)

                              AMENDMENT NO. 5 TO
                 AMENDED AND RESTATED PARTICIPATION AGREEMENT
                                 by and among
             Franklin Templeton Variable Insurance Products Trust
                     Franklin/Templeton Distributors, Inc.
                    American General Life Insurance Company
                 American General Equity Services Corporation

   Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us"), American General Life Insurance Company (the "Company") and American General Equity Services Corporation, your distributor, on your behalf and on behalf of certain Accounts, have previously entered into an Amended and Restated Participation Agreement dated October 1, 2002 and subsequently amended January 1, 2005, February 1, 2006, March 31, 2006, and August 30, 2007, respectively (the "Agreement"). The parties now desire to amend the Agreement in this amendment (the "Amendment").

   Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

                               A M E N D M E N T

   For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Schedules C and D of the Agreement are deleted and replaced in their entirety with the Schedules C and D attached hereto, respectively.

2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

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This Amendment is executed effective as of February 1, 2008.

The Company:                            AMERICAN GENERAL LIFE INSURANCE COMPANY

                                        By:
                                                --------------------------------
                                        Name:
                                        Title:

                                        Attest:
                                                --------------------------------
                                        Name:
                                        Title:

                                        [Corporate Seal]

The Distributor:                        AMERICAN GENERAL EQUITY SERVICES
                                        CORPORATION

                                        By:
                                                --------------------------------
                                        Name:
                                        Title:

                                        Attest:
                                                --------------------------------
                                        Name:
                                        Title:

                                        [Corporate Seal]

The Trust:                              FRANKLIN TEMPLETON VARIABLE INSURANCE
  ONLY ON BEHALF OF                     PRODUCTS TRUST
  EACH PORTFOLIO LISTED
  ON SCHEDULE C OF                      By:
  THE AGREEMENT                                 --------------------------------
                                        Name:
                                        Title:

The Underwriter:                        FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

                                        By:
                                                --------------------------------
                                        Name:
                                        Title:

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

                                  SCHEDULE C

            AVAILABLE PORTFOLIOS AND CLASSES OF SHARES OF THE TRUST

1.  Franklin Small-Mid Cap Growth Securities Fund - Class 2

2.  Franklin Small Cap Value Securities Fund - Class 1

3.  Franklin Small Cap Value Securities Fund - Class 2

4.  Franklin U.S. Government Fund - Class 2

5.  Mutual Shares Securities Fund - Class 2

6.  Templeton Developing Markets Securities Fund - Class 2

7.  Templeton Foreign Securities Fund - Class 2

8.  Templeton Global Asset Allocation Fund - Class 2

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

                                  SCHEDULE D

                           CONTRACTS OF THE COMPANY

1.  AG Legacy Plus VUL

2.  AIG Corporate Investor VUL

3.  AIG Income Advantage VUL

4.  AIG Protection Advantage VUL

5.  American General Signature II

6.  Corporate America

7.  Legacy Plus VUL

8.  Platinum Investor FlexDirector

9.  Platinum Investor I VUL

10. Platinum Investor II VUL

11. Platinum Investor III VUL

12. Platinum Investor Immediate VA

13. Platinum Investor IV VUL

14. Platinum Investor PLUS VUL

15. Platinum Investor Survivor II VUL

16. Platinum Investor Survivor VUL

17. Platinum Investor Variable Annuity

18. Platinum Investor VIP VUL

19. The One VUL Solution

                                      4